Exhibit 10.1

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated April 24, 2009, by and among by and among Wachovia Capital Finance Corporation (New England) (“Lender”), and Lydall, Inc., a Delaware corporation (“Parent”), Affinity Industries Asia LLC, a New Hampshire limited liability company (“Affinity”), Charter Medical Ltd., a Delaware corporation (“Charter”), Lydall Filtration/Separation, Inc., a Connecticut corporation (“Filtration”), Lydall Industrial Thermal Solutions, Inc., a Delaware corporation (“Thermal”), Lydall Industrial Thermal Sales/Service, LLC, a New Hampshire limited liability company (“Industrial Sales”), Lydall Thermal/Acoustical, Inc., a Delaware corporation (“Acoustical”), Lydall Thermal/Acoustical Sales LLC, a Delaware limited liability company (“TAS”, and together with Affinity, Charter, Filtration, Thermal, Industrial Sales, Acoustical and TAS, each individually a “Borrower” and collectively, “Borrowers” as hereinafter further defined), Lydall International, Inc., a Delaware corporation, (“International”), Trident II, Inc., a Connecticut corporation (“Trident” and together with International, each individually a “Guarantor” and collectively, “Guarantors” as hereinafter further defined).

W I T N E S S E T H :

WHEREAS, Lender, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 11, 2009, by and among Lender, Borrowers, and Guarantors (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, from time to time Borrowers enter into commercial trade transactions with General Motors Corporation, a Delaware corporation (“GM”) or its affiliates, for the sale of goods or services, resulting in Accounts owing by GM or such affiliates to Borrowers;

WHEREAS, from time to time Borrowers enter into commercial trade transactions with Chrysler LLC, a Delaware limited liability company (“Chrysler”) or its affiliates, for the sale of goods or services, resulting in Accounts owing by Chrysler or such affiliates to Borrowers;

WHEREAS, GM and Chrysler are participating in the United States Department of the Treasury Auto Supplier Support Program (the “Auto Supplier Program”).

WHEREAS, Borrowers wish to take part in the Auto Supplier Program and sell to GM Purchaser (as defined below) and Chrysler Purchaser (as defined below) certain Accounts (other than Tooling Accounts) owing by GM Parties (as defined below) and Chrysler Parties (as defined below).

WHEREAS, Borrowers and Guarantors have requested that Lender consent to Borrowers participation in the Auto Supplier Support Program and their sale from time to time of certain Accounts owing by GM Parties and Chrysler Parties pursuant to the GM Program Documents and the Chrysler Program Documents and Lender is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrowers, Guarantors and Lender agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1” shall mean Amendment No. 1 to Loan and Security Agreement by and among Borrowers, Guarantors and Lender, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Chrysler Lien Priority Agreement” shall mean the Lien Priority Agreement, dated as of the date of Amendment No. 1, by and between Chrysler Purchaser and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Chrsyler Parties” shall mean Chrysler LLC, a Delaware limited liability company, its Affiliates and Approved Affiliates (as such term is defined in the Chrysler Program Documents).

(iv) “Chrysler Program Documents” shall mean collectively, (A) the Supplier Purchase Agreements dated                      by and among each of Parent, Acoustical, and/or TAS, as suppliers, Chrysler Purchaser, as purchaser, and Citibank, N.A. and (B) all agreements, documents or instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Chrysler Purchaser in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, executed, renewed, restated or replaced.

(v) “Chrysler Program Receivables” shall mean the amounts payable by Chrysler Purchaser to any Borrower in respect of the purchase price for an Account sold by such Borrower to Chrysler Purchaser under the terms of the Chrysler Program Documents.

(vi) “Chrysler Purchaser” shall mean Chrysler Receivables SPV LLC, a Delaware limited liability company, and its successors and assigns.

(vii) “GM Lien Priority Agreement” shall mean the Lien Priority Agreement, dated as of the date of Amendment No. 1, by and between GM Purchaser and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(viii) “GM Parties” shall mean General Motors Corporation, a Delaware corporation, its Affiliates and Approved Affiliates (as such term is defined in the GM Program Documents).

(ix) “GM Program Documents” shall mean collectively, (A) the Supplier Purchase Agreements dated                      by and among each of Parent, Acoustical, and/or TAS, as suppliers, GM Purchaser, as purchaser, and Citibank, N.A., and (B) all agreements, documents or instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of GM Purchaser in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, executed, renewed, restated or replaced.

(x) “GM Program Receivable” shall mean the amount payable by GM Purchaser to any Borrower in respect of the purchase price for an Account sold by such Borrower to GM Purchaser under the terms of the GM Program Documents.

(xi) “GM Purchaser” shall mean GM Supplier Receivables LLC, a Delaware limited liability company, and its successors and assigns.

(b) Amendments to Loan Agreement Definitions:

(i) The definition of “Reserves” set forth in Section 1.100 of the Loan Agreement is hereby amended to include the following additional subsection (xi):

“and (xi) amounts which GM Purchaser or Chrysler Purchaser, as the case may be, may assert or claim are owing to them from Lender or any Borrower or Guarantor in respect of any Account purchased by GM Purchaser or Chrysler Purchaser pursuant to GM Program Documents or Chrysler Program Documents, as applicable or amounts which any Borrower has received from either a GM Party or a Chrysler Party in respect of any Account purchased by GM Purchaser or Chrysler Purchaser pursuant to GM Program Documents or Chrysler Program Documents, as applicable.”

(c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) Eligible Accounts. Notwithstanding anything to the contrary set forth in the Loan Agreement, all Accounts at any time owing by GM Parties or Chrysler Parties shall not be deemed “Eligible Accounts” except for Tooling Accounts owing by GM Parties or Chrysler Parties which Lender determines meet the criteria for “Eligible Accounts” set forth in the Loan Agreement.

(b) GM and Chrysler Accounts. Section 5 of the Loan Agreement is hereby amended to include the following additional Section 5.4:

“5.4 GM Party and Chrysler Party Accounts .

(a) Each Borrower and Guarantor hereby acknowledges and agrees that with respect to the sale of any Accounts by any Borrower to GM Purchaser or Chrysler Purchaser, as the case may be, as set forth in Section 9.7(b)(viii) or (ix) hereof, effective upon the purchase by GM Purchaser or Chrysler Purchaser of such Account, the security interest of Lender in such purchased Account shall be deemed automatically released by Lender without any further action on the part of Lender; provided, that, in the event that any purchase of an Account pursuant to the GM Program Documents or the Chrysler Program Documents, as the case may be, is deemed a grant of a security interest in favor of GM Purchaser or the Chrysler Purchaser, as applicable, rather than a sale of such Account, Lender shall not be deemed to have released its security interest and lien on such Account but shall be deemed to have subordinated its lien on such Account as provided in the Chrysler Lien Priority Agreement or the GM Lien Priority Agreement, as applicable.

(b) Each Borrower and Guarantor hereby acknowledges and agrees that, to the extent that a Borrower repurchases any of the Accounts from the GM Purchaser or the Chrysler Purchaser, (i) the first priority perfected security interest and lien of Lender therein shall automatically attach and (ii) such repurchased Accounts shall be deemed to be Collateral.”

(c) Collateral Reporting. Borrowers and Guarantors agree that together with each delivery of a Borrowing Base Certificate to Lender pursuant to the terms of the Loan Agreement, Borrowers shall report all Accounts offered for sale pursuant to the GM Program Documents and the Chrysler Program Documents and any Inventory returned to Borrowers in respect of which such Accounts arose together with copies of any notices (including copies of Qualifying Payment Notifications, as such term is defined in the GM Program Documents and the Chrysler Program documents) and such other information regarding such Accounts and GM Program Receivables and Chrysler Program Receivables as Lender may request from time to time. Borrowers which are parties to the GM Program Documents and/or Chrysler Program Documents, as the case may be, or have rights thereunder, agree, upon Lender’s request to use their best efforts to provide Lender with direct access to the System (as such term is defined in the GM Program Documents and Chrysler Program Documents) to the extent not prohibited by the GM Program Documents or the Chrysler Program Documents and Borrowers which are parties to the GM Program Documents and/or Chrysler Program Documents, as the case may be, or have rights thereunder, agree to access the System at Lender’s request to provide information to Lender which is contained in the System. Borrowers shall notify Lender promptly upon any of them becoming aware that any Chrysler Party or GM Party has paid any Borrower with respect to any Account purchased by GM Purchaser or Chrysler Purchaser pursuant to GM Program Documents or Chrysler Program Documents, as applicable

(d) Sales of Assets. Section 9.7(b) of the Loan Agreement is hereby amended to include the following additional sections (viii) and (ix):

“(viii) the sale, from time to time, of Accounts owing to any Borrower by any GM Party (other than Tooling Accounts) to the GM Purchaser pursuant to the GM Program Documents, without the same constituting an Event of Default, so long as and provided that: (A) the terms of such sales shall be as set forth in the GM Program Documents (as in effect on the date hereof or as amended with Lender’s prior consent); (B) all amounts payable by GM Purchaser to any Borrower shall be paid to a Cash Management Account subject to a Deposit Account Control Agreement for application to the Obligations in accordance with Section 6.4 hereof; (C) the GM Program Documents shall be in full force and effect and each party to the GM Program Documents shall be in compliance with the terms and conditions thereof and no breach of such terms or default or event of default thereunder shall exist or have occurred, (D) the GM Lien Priority Agreement shall be in full force and effect, and GM Purchaser shall be in compliance therewith, and (E) each GM Program Receivable (although not an Eligible Account) is subject to the first priority, valid and perfected security interest of Lender and is not subject to any other security interest, pledge, lien, claim or other encumbrance except those permitted under this Agreement that are subject and subordinate to the security interests of Lender pursuant to an intercreditor agreement in form and substance satisfactory to Lender between the holder of such security interest or lien and Lender; and

(ix) the sale, from time to time, of Accounts owing to any Borrower by any Chrysler Party (other than Tooling Accounts) to the Chrysler Purchaser pursuant to the Chrysler Program Documents, without the same constituting an Event of Default, so long as and provided that: (A) the terms of such sales shall be as set forth in the Chrysler Program Documents (as in effect on the date hereof or as amended with Lender’s prior consent); (B) all amounts payable by Chrysler Purchaser to any Borrower shall be paid to a Cash Management Account subject to a Deposit Account Control Agreement for application to the Obligations in accordance with Section 6.4 hereof; (C) the Chrysler Program

Documents shall be in full force and effect and each party to the Chrysler Program Documents shall be in compliance with the terms and conditions thereof and no breach of such terms or default or event of default thereunder shall exist or have occurred, (D) the Chrysler Lien Priority Agreement shall be in full force and effect, and ChryslerPurchaser shall be in compliance therewith, and (E) each Chrysler Program Receivable (although not an Eligible Account) is subject to the first priority, valid and perfected security interest of Lender and is not subject to any other security interest, pledge, lien, claim or other encumbrance except those permitted under this Agreement that are subject and subordinate to the security interests of Lender pursuant to an intercreditor agreement in form and substance satisfactory to Lender between the holder of such security interest or lien and Lender;”

(e) Encumbrances. Section 9.8 of the Loan Agreement is hereby amended to include the following additional sections (m) and (n):

“(m) the security interests granted by any Borrower in favor of GM Purchaser in the Accounts (and related security and the proceeds thereof as set forth in the GM Program Documents as in effect on the date of Amendment No. 1 or as amended with Lender’s prior consent) sold by such Borrower to GM Purchaser pursuant to the GM Program Documents, provided, that, such security interests are limited to those Accounts and do not extend to any other Collateral and (ii) are subject to the GM Lien Priority Agreement; and

(n) the security interests granted by any Borrower in favor of Chrysler Purchaser in the Accounts (and related security and the proceeds thereof as set forth in the Chrysler Program Documents as in effect on the date of Amendment No. 1 or as amended with Lender’s prior consent) sold by such Borrower to Chrysler Purchaser pursuant to the Chrysler Program Documents, provided, that, such security interests are limited to those Accounts and do not extend to any other Collateral and (ii) are subject to the Chrysler Lien Priority Agreement.”

(f) Section 9 of the Loan Agreement is hereby amended to include the following additional section 9.26:

“9.26 Program Documents. Borrowers and Guarantors shall not agree to any amendment, waiver, or other modification to any of the GM Program Documents or the Chrysler Program Documents without the prior consent of Lender. Borrowers shall furnish to Lender all material notices or demands in connection with the GM Program Documents or the Chrysler Program Documents received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.”

(g) Events of Default. Section 10.1 of the Loan Agreement is hereby amended to include the following additional section (p):

“or (p) GM Purchaser or Chrysler Purchaser shall assert a claim or make a demand on Lender for a payment under the Lien Priority Agreement upon and during the continuance of a Cash Dominion Event the honoring of which by Lender would result in an overadvance.”

3. Representations and Warranties. Borrowers and Guarantors jointly and severally, represent and warrant with and to Lender as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of the making of any Loans by Lender to Borrowers:

(a) This Amendment No. 1 and each other document, agreement or instrument executed and/or delivered by any Borrower and Guarantor in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and thereto, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower and Guarantor, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each Borrower and Guarantor, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally and by general equitable principles.

(b) No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement.

(c) None of the transactions contemplated by this Amendment No. 1 are in contravention of any applicable law, or the terms of any material agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

(d) As of the date hereof, and after giving effect to the provisions of this Agreement, no Default or Event of Default exists or has occurred and is continuing.

4. Conditions Precedent. The effectiveness of the consent and amendments contained herein shall only be effective with respect to the GM Program Documents and/or the Chrysler Program Documents, as the case may be, upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

(a) Lender shall have received an executed original or executed original counterparts of this Amendment No. 1 (as the case may be), duly authorized, executed and delivered by the respective parties hereto;

(b) Parent shall have delivered to Lender, a Secretary’s Certificate, with respect to the resolutions of the Board of Directors of Parent, approving the execution, delivery and performance by Parent of this Amendment No. 1;

(c) No Default or Event of Default shall have occurred and be continuing;

(d) Lender shall have received fully executed copies of the GM Program Documents (with respect to the effectiveness of Amendment No.1 as to the transactions contemplated by the GM Program Documents) and the Chrysler Program Documents (with respect to the effectiveness of Amendment No.1 as to the transactions contemplated by the Chrysler Program Documents), as the case may be, in form and substance satisfactory to Lender; and

(e) Lender shall have received the GM Priority Lien Agreement (with respect to the effectiveness of Amendment No.1 as to the transactions contemplated by the GM Program Documents) and the Chrysler Priority Lien Agreement (with respect to the effectiveness of Amendment No.1 as to the transactions contemplated by the Chrysler Program Documents), in each case in form and substance the same as the drafts provided to Lender by Borrowers on April 17, 2009, duly executed and delivered by GM Purchaser and Chrysler Purchaser, as the case may be.

5. Effect of this Amendment. This Amendment No. 1 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto and except for the consent expressly granted herein, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment No. 1 shall control.

6. Further Assurances. Each Borrower and Guarantor shall execute and deliver such additional documents and take such additional action as may be requested by Lender to effectuate the provisions and purposes of this Amendment No. 1.

7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the Commonwealth of Massachusetts but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

8. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telecopier also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), as Lender

By:	/s/ Willis A. Williams
Title:	Vice President

AGREED AND ACCEPTED:

LYDALL, INC.

By:	/s/ Thomas P. Smith
Title:	Vice President, Chief Financial Officer and Treasurer

AFFINITY INDUSTRIES ASIA LLC

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

CHARTER MEDICAL LTD.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

LYDALL FILTRATION/SEPARATION, INC.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

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LYDALL INDUSTRIAL THERMAL SOLUTIONS, INC.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

LYDALL INDUSTRIAL THERMAL SALES/SERVICES, LLC

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

LYDALL THERMAL/ACOUSTICAL, INC.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

LYDALL THERMAL/ACOUSTICAL SALES LLC

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

LYDALL INTERNATIONAL, INC.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary

TRIDENT II, INC.

By:	/s/ Mary A. Tremblay
Title:	Vice President, General Counsel and Secretary